UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

TRANSDIGM GROUP INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CORRECTED NOTICE

REVISED TO CORRECT RECORD DATE ONLY

REVISED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of TransDigm Group Incorporated, a Delaware corporation (the “Company”), will be held at 1301 East Ninth Street, 4th Floor, Cleveland, Ohio 44114, on Tuesday, March 4, 2014, at 9:00 a.m., local time, for the following purposes:

1.	To elect three directors, each to serve a three-year term and until a successor has been duly elected and qualified;

2.	To conduct an advisory vote on compensation paid to the Company’s named executive officers;

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent accountants for the Company’s fiscal year ending September 30, 2014;

4.	To amend the Company’s certificate of incorporation to declassify the Board of Directors; and

5.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on January 3, 2014 will be entitled to notice of and to vote at the meeting or any adjournment of the meeting. Stockholders are urged to complete, date and sign the enclosed proxy and return it in the enclosed envelope.

By order of the Board of Directors,

/s/ GREGORY RUFUS
GREGORY RUFUS
Secretary

Dated: January 22, 2014

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON MARCH 4, 2014.

The Proxy Statement and Proxy Card are available at

http://www.transdigm.com/phoenix.zhtml?c=1965053&p=irol-irhome